EXHIBIT 10.17

VASCULAR BIOGENICS LTD.

EMPLOYEE SHARE OWNERSHIP AND

OPTION PLAN (2014)

TABLE OF CONTENTS

1.	Preamble.

2.	Administration of the Plan.

3.	Shares Subject to the Plan.

4.	Designation of Participants.

5.	Option Exercise Prices.

6.	Exclusivity of the Plan.

7.	Designation of Options Pursuant to Section 102.

8.	Grant of the Options and Issuance of the Shares to the Trustee.

9.	Option or Share Purchase Agreement; Termination of Engagement.

10.	Acceleration of an Option.

11.	Term of Options; Exercise.

12.	Reserved.

13.	Taxation.

14.	Rights as a Shareholder; Dividends.

15.	Rights and/or Benefits arising out of the Employee/Employer of Other Relationship and the Absence of an Obligation to Engage.

16.	Adjustments Upon Changes in Capitalization.

17.	Term, Termination and Amendment.

18.	Effectiveness of the Plan.

19.	Release of the Trustee from Liability and Indemnification.

20.	Governing Law and Dispute Resolution.

APPENDICES

Appendix A:	US Appendix.

Appendix B:	Notice of Exercise (Section 11.4).

1.	PREAMBLE

1.1.	This plan, as amended from time to time, shall be known as the “Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2014)” (the “Plan”). The purpose and intent of the Plan is to provide incentives to employees, directors, officers, service providers, consultants and/or advisors of the Company, the parent and/or of subsidiaries and/or of affiliated companies of the Company (each a “Related Company” and collectively, “Related Companies”) by providing them with the opportunity to purchase shares of the Company and by the grant of options to purchase Shares, awards of restricted Shares (“Restricted Shares”), Restricted Share Units (“RSUs”) and other Share-based Awards pursuant to the Plan (“Awards”).

The Plan is designed to comply with Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended from time to time, or any provision which may amend or replace it (the “Ordinance” and “Section 102”) and the rules, regulations and orders or procedures promulgated thereunder from time to time, as amended or replaced from time to time (the “Rules”) and to enable the Company and grantees hereunder to benefit from Section 102 and the Rules and also to enable the Company to grant options and issue shares outside the context of Section 102. The Company, however, does not warrant that the Plan will be recognized by the income tax authorities or that future changes will not be made to the provisions of the law, regulations or the Rules, which are promulgated from time to time, or that any exemption or benefit currently available pursuant to Section 102 will not be abolished.

The Plan is further designed to enable the provision of incentives as set forth herein to grantees in jurisdictions other than the State of Israel, with respect to which the Board of Directors of the Company (the “Board”), in its sole discretion, shall determine the necessary changes to be made to the Plan and set forth the relevant conditions in the Agreements (as defined in Section 9 below) with the grantees in order to comply with the requirements of the tax regimes in any such other jurisdictions and its determination regarding these matters shall be final and binding. The provisions enabling the grant of Options that qualify as “incentive stock options” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as well as the provisions applicable to other Awards granted to eligible participants who are U.S. residents or subject to U.S. income tax, are attached hereto as Appendix A.

1.2.	Should any provision of Section 102, regulations thereunder or the Rules which apply to employees or any such other grantees as applicable under the provisions of Section 102 and the Rules, be amended, such amendment shall be deemed included in the Plan with respect to Awards granted or shares issued in the context of Section 102. Where a conflict arises between any section of the Plan, the Agreement or their application, and the provisions of any tax law, rule or regulations, including without limitation the Ordinance and/or the Rules, whether relied upon for tax relief or otherwise, the latter shall prevail, and the Board in its sole discretion shall determine the necessary changes to be made to the Plan and its determination regarding this matter shall be final and binding.

1.3.	In the event the Company’s shares should be registered for trading on the NASDAQ or on any other stock exchange, whether in Israel or abroad, the Awards and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time. In such case, by means of a Board resolution, the Plan and any agreements prepared pursuant hereto, may be amended as necessary to meet such requirements. In the event of a contradiction between any such amendment and the Plan and/or any agreement’s provisions, the amendment shall prevail.\

2.	ADMINISTRATION OF THE PLAN

2.1.	The Plan shall be administered by the Board and/or by any committee of the Board so designated by the Board. Any subsequent references herein to the Board shall also mean any such committee if appointed and, unless the powers of the committee have been specifically limited by law or otherwise, such committee shall have all of the powers of the Board granted herein. Subject to Sections 5 and 17 and applicable law and without derogating from the generality of the foregoing, the Board shall have plenary authority to determine: (i) the terms and conditions (which need not be identical) of all grant of Awards (including, without limitation, the terms and conditions of the issuance of shares pursuant to the exercise thereof), including, without limitation, the purchase price of the shares covered by each Awards, (ii) the method of payment of the exercise price (whether by cash, check, consideration received by the Company by cashless exercise, deduction of salary or any combination of the foregoing), (iii) the individuals to whom, and the time or times at which, Awards shall be granted, (iv) the number of shares to be subject to each Award, (v) whether or not an Award shall be granted pursuant to Section 102, and if so, whether such Award be granted to a trustee under the Ordinance and the election of the “Ordinary Income Route” according to Section 102(b)(1) of the Ordinance or the “Capital Gains Route” according to Section 102(b)(2) of the Ordinance or otherwise (Awards granted either under the Ordinary Income Route or under the Capital Gains Route shall be referred to herein as “Approved 102 Awards”), or without a trustee according to Section 102(c) of the Ordinance (the “Unapproved 102 Awards”), (vi) when an Award can be exercised and whether in whole or in installments, (vii) and to make any other elections with respect to the Plan pursuant to applicable law.

Subject to Section 17, the Board shall have plenary authority to construe and interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and decisions of the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, grantees and their estates and beneficiaries.

2.2.	Any directive or notice signed by a member of the Board authorized therefore by the Board shall constitute conclusive proof and authority for every act or decision of the Company.

2.3.	No director or officer of the Company shall be personally liable or obligated to any grantee as a result of any decision made and/or action taken with respect to the Plan or its interpretation or execution.

3.	SHARES SUBJECT TO THE PLAN

The shares subject to the Plan shall be Ordinary Shares of the Company, par value NIS 0.01 each (the “Ordinary Shares”). The maximum number of shares that may be issued under the Plan is                  Ordinary Shares, and such number shall be increased automatically: (i) on an annual basis on January 1 of each year (unless resolved otherwise by the Board of Directors), such that the number of shares issuable under the Plan shall equal 4% of the Company’s issued and outstanding share capital on a fully diluted basis; and (ii) in the event that any Ordinary Shares that would have otherwise returned to the Company’s employee share ownership and option plans of

2000 and 2011 shall be returned to this Plan; and (iii) may be further adjusted in accordance with Section 17. Such shares may be in whole or in part, as the Board shall from time to time determine and subject to applicable law, authorized and un-issued Ordinary Shares or issued and fully paid Ordinary Shares which shall have been purchased by the trustee hereunder with funds provided by the Company or reacquired by the Company, subject to applicable law. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, such shares subject thereto shall again be available for the purposes of the Plan. Upon termination of the Plan, any such shares which may remain un-issued and which are not subject to outstanding options shall cease to be reserved for the purposes of the Plan.

4.	DESIGNATION OF PARTICIPANTS

4.1.	The persons eligible for participation in the Plan as grantees shall include any employee, director, office holder, service provider, consultant and/or advisors of the Company or any Related Company or any other person or entity so designated by the Board, provided that for the purpose of the Israeli tax law, Israeli Employees (as defined herein) may only be granted Awards under Section 102 of the Ordinance; and Israeli Non-Employees (as defined below) may only be granted Awards under Section 3(9) of the Ordinance.

For the purpose of this Section:

“Israeli Employee” shall mean a person who is employed by the Company or its Related Company, which is an “employing company” within the meaning of Section 102(a) of the Ordinance, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder, who is an Israeli resident or deemed to be an Israeli resident for the payment of tax.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

“Israeli Non-Employees” shall mean a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Israeli Employee, who is an Israeli resident or deemed to be an Israeli resident for the payment of tax.

4.2.	The grant of an Award hereunder shall neither entitle the grantee to participate nor disqualify the grantee from participating in, any other grant of Awards pursuant to the Plan or any other incentive plan of the Company or any Related Company.

4.3.	Anything in the Plan to the contrary notwithstanding, all grants of Awards to directors and office holders shall be authorized and implemented in accordance with the provisions of the Israeli Companies Law 5759-1999 or any successor act or regulation, as in effect from time to time.

5.	EXERCISE PRICE

5.1.	The consideration to be paid by a grantee for each share purchased by exercising an Award (the “Exercise Price”) shall be as determined by the Board or set forth in the grantee’s Agreement, provided that the Exercise Price shall not be less than the nominal value of the shares subject to the Award.

5.2.	The Exercise Price shall be payable upon the exercise of the Award in a form satisfactory to the Board, including without limitation, by cash or check, cashless, deduction of salary or any other method of payment all as shall be determined by the Board. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

6.	EXCLUSIVITY OF THE PLAN

The adoption of this Plan, by itself, shall not be construed as amending, modifying or rescinding any incentive arrangement previously approved by the Board or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

7.	DESIGNATION OF AWARDS PURSUANT TO SECTION 102

7.1.	The Company may designate options granted to Israeli Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

7.2.	The grant of Approved 102 Awards shall be made under this Plan adopted by the Board, and shall be conditioned upon the approval of this Plan by the ITA.

7.3.	Approved 102 Awards may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

7.4.	Approved 102 Awards elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

7.5.	Approved 102 Awards elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

7.6.	The Company’s election of the type of Approved 102 Awards as CGO or OIO granted to Israeli Employees (the “Election”), shall be appropriately filed with the ITA before the date of grant of an Approved 102 Award. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all grantees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards or any other Awards simultaneously.

7.7.	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

7.8.	With regards to Approved 102 Awards, the provisions of the Plan and/or the Agreement (as defined herein) shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Agreement, shall be considered binding upon the Company and the grantees.

7.9.

All Approved 102 Awards must be held in trust by a trustee appointed by the Board and approved by the Israeli Income Tax Authorities (the “Trustee” and the “ITA” respectively) in accordance with the provisions of Section 102(a) of the Ordinance. The Trustee shall have all the powers provided by law, including, without limitation, the Ordinance, Section 102 and the Rules, the trust agreement with the Company and the Plan and shall act pursuant to the provisions thereof, as they shall apply from time to time.

The Board shall be entitled to replace the Trustee and/or to nominate another person to serve as a Trustee in lieu of the existing Trustee at its sole discretion, subject to applicable law, and that the new Trustee shall have the same powers and authority which this Plan grants the Trustee.

7.10.	All Approved 102 Awards including, without limitation, the shares issued pursuant thereto, and all rights deriving from or in connection therewith, including, without limitation, any bonus shares (including share dividends) issued in connection therewith, shall be issued by the Company in the name of the Trustee on behalf of the grantee and the share certificates representing any shares issued pursuant to options exercised hereunder, shall be issued by the Company in the name of the Trustee in trust for the designated grantee and shall be deposited with the Trustee, held by the Trustee and registered in the Trustee’s name in the register of shareholders of the Company for such period as determined by the Board but, in the case of Approved 102 Awards, not less than the period set forth therein or otherwise required, or approved, with respect thereto pursuant to Israeli law, regulations promulgated thereunder, the Ordinance, Section 102 or the Rules, as shall be in effect from time to time (the “Restriction Period”) and the same tax route pursuant to Section 102 shall apply thereto. Furthermore, Approved 102 Awards granted or shares issued pursuant to such Approved 102 Awards shall not be sold or transferred until the end of the Restriction Period, unless otherwise allowed or determined by the Israeli tax authorities. Notwithstanding the above, if any such sale or transfer occurs during the Restriction Period, the sanctions under Section 102 of the Ordinance and under the Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such grantee.

7.11.	Notwithstanding anything to the contrary, the Trustee shall not release any shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the grantee’s tax liabilities arising from Approved 102 Awards which were granted to the Trustee and/or any shares allocated or issued upon exercise of such Awards.

7.12.	For as long as any shares are held by the Trustee or registered in Trustee’s name or for as long as the certificates representing any shares are held by the Trustee, the Trustee alone shall be entitled to receive every notice to which a shareholder is entitled, or to demand any information and any financial and/or other report to which a shareholder is entitled from the Company, and shall be entitled to exercise every other right of the shareholders vis-a-vis the Company.

7.13.	Subject to applicable law, shares registered in the Trustee’s name shall be represented at all meetings of shareholders of the Company and in accordance with the instructions of the grantees on whose behalf they are held and in the absence of such instructions they shall abstain.

7.14.	Each Approved 102 Award will be subject to the Israeli index base of the Value of Benefit, as defined in Section 102(a) of the Ordinance, as determined by the Board in its discretion, pursuant to the Rules, from time to time. In the event that the Company effects a public offering of its shares in any stock exchange outside of Israel, the Board may amend retroactively the Israeli index base, pursuant to the Rules, without the grantee’s consent.

8.	DESIGNATION OF OTHER AWARDS

8.1

The Company may designate Awards granted to Israeli Non Employees as Options under Section 3(9) of the Ordinance (“3(9) Options”) and such Awards shall be subject to the terms and conditions set forth in Section 3(9) of the Ordinance and the regulations promulgated thereunder. To the extent required by the Ordinance or the ITA or otherwise deemed by the Board prudent or advisable, the 3(9) Option granted pursuant to the Plan shall be issued to a Trustee nominated by the Administrator in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such Options or underlying shares in trust, until exercised by the grantee, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Administrator, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a grantee may become liable upon the exercise of Options.

8.2	Designation of Awards as Restricted Shares

The Board may award Restricted Shares to any eligible grantee, including to the Trustee on behalf of the grantee under Section 102 of the Ordinance according to an agreement to be approved by the Board and pursuant to the following:

I. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such restricted shares shall have vested (the period from the date of the Award until the date of vesting of the Restricted Share thereunder being referred to herein as the “Restricted Period”). The Board may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of performance criteria. Certificates for shares issued pursuant to Restricted Share Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect.

II. Subject to such exceptions as may be determined by the Board, if the grantee’s continuous employment with or service to the Company or any Related Company shall terminate for any reason prior to the expiration of the Restricted Period of an Award or prior to the payment in full of the purchase price of any Restricted Shares with respect to which the Restricted Period has expired, any Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited and shall be deemed transferred to, and reacquired by, or cancelled by, as the case may be, the Company or a Related Company in consideration for their nominal value subject to all applicable laws. Upon forfeiture of Restricted Shares, the grantee shall have no further rights with respect to such Restricted Shares.

8.3	Designation of Awards as Restricted Shares Units

An RSU is an Award covering a number of shares that is settled by issuance of those shares. The Board may award Restricted Shares to any eligible grantee, including to the Trustee on behalf of the grantee under Section 102 of the Ordinance according to an agreement to be approved by the Board (“Restricted Share Unit Agreement”) and pursuant to the following:

I. Other than the nominal value of the shares, no payment of cash shall be required as consideration for RSUs. RSUs may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Unit Agreement.

II. Without limitation of Section [14], no voting or dividend rights as a shareholder shall exist prior to the actual issuance of shares in the name of the grantee. Notwithstanding anything else in the Plan (as may be amended from time to time) to the contrary, unless otherwise specified by the Board, each RSU shall be for a term of seven (7) years. Each Restricted Share Unit Agreement shall specify its term and any conditions on the time or times for settlement, and provide for expiration prior to the end of its term in the event of termination of grantee’s employment with or service to the Company or any Related Company, and may provide for earlier settlement in the event of the grantee’s death, disability or other events.

III. Settlement of vested RSUs shall be made in the form of shares. Distribution to a grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after settlement as determined by the Board. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of RSUs is settled, the number of such RSUs shall be subject to adjustment pursuant hereto.

8.4	Other Share or Share Based Awards

The Board may grant other Awards under the Plan pursuant to which shares, cash or a combination thereof, are or may in the future be acquired or received, or Awards denominated in units, including units valued on the basis of measures other than market value. The Board may also grant share appreciation rights without the grant of an accompanying option, which rights shall permit the grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of all shares in respect to which the right was granted exceeds the exercise price thereof. The Board may, and it is hereby deemed to be an Award under the terms of the Plan, grant to a grantee (including Israeli Employees) the opportunity to purchase shares of the Company in connection with any public offerings of the Company’s securities. Such other Share-based Awards may be granted alone, in addition to, or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan.

9.	STANDARD AGREEMENT; TERMINATION OF ENGAGEMENT

Unless otherwise determined by the Board, every grantee shall be required to sign an Award agreement or other document as shall be determined by the Board, in the form approved by the Board from time to time (the “Agreement”). Each Agreement shall provide the vesting schedule, Exercise Price, term, and additional provision for the Award as determined by the Board.

The Agreement need not be identical with respect to each grantee. The following terms, however, shall apply to all Awards, and, mutatis mutandis, shares, unless otherwise determined by the Board or set forth in the grantee’s Agreement:

9.1.	The Exercise Price shall be paid by the grantee to the Company no later than the date of exercise of the Award. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

9.2.	The Award and/or the right to the Award and/or to the shares are personal and except insofar as is specified in this Plan, and, where applicable, subject to Section 102 and the Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance or as otherwise determined by the Board, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the grantee the Award may only be exercised by the designated grantee or, if granted to the Trustee, by the Trustee on behalf of the designated grantee. A note as to the provisions of this sub-section or a legend may appear on any document which grants the option and in particular in the Agreement, and also on any share certificate.

9.3.	The right to exercise the option is granted to the Trustee on behalf of the grantee and shall be subject to a vesting schedule, and may be further subject to any performance goals and measurements as may be determined by the Board. Vesting shall be in installments, gradually over a period of 4 (four) years from the date of grant of the Award or such other period or periods as determined by the Board as follows: 1/4 upon the first anniversary of the grant and 1/16 upon the end of each subsequent quarter over the course of the following three (3) years (“Vesting Periods”), provided that, unless otherwise determined by the Board or set forth in the respective Agreement, upon each of such vesting dates the grantee continues to be employed by, or provide services to, or serve as a director or officer of the Company or a Related Company on a continual basis from the date of the grant thereof.

9.4.	In addition, during each of the Vesting Periods, the Award may be exercised in relation to all or part of the shares allocated for any previous Vesting Period in which the Award was not fully exercised, provided, subject to the provisions of Section 9.6 hereof, that at the time of the exercise of the Award the grantee has continued to be employed by, or provide services to or serve as a director or officer of the Company or a Related Company on a continual basis from the date of the grant thereof and until the date of their exercise. After the end of the Vesting Periods and during the balance of the Award period, the Award may be exercised, from time to time, in relation to all or part of the shares which have not at that time been exercised and which remain subject to the Award, subject to the provisions of Section 9.6 hereof and to any condition in the Agreement, including, without limitation, with respect to a minimum number of shares with respect to which the Award may be exercised and any provision which determines the number of times that the Trustee may send the Company notice of exercise on behalf of the grantee in respect of the Award. Without derogating from any discretionary authority granted to the Board under the Plan, the Board shall be entitled at any time to shorten the vesting schedule or any Vesting Period.

9.5.	The Board may determine at its sole discretion, that any grantee shall be entitled to receive the Award or the shares, through the Trustee, pursuant to the provisions of this Plan or, subject to the provisions of Section 102, as applicable, directly in the name of the grantee, immediately upon execution of the Agreement or on such other date or dates as the Company has undertaken towards such grantee. The Board shall be entitled, subject to applicable law and the terms of the respective Agreement to repurchase the shares from the grantee.

9.6.	Termination of Engagement

9.6.1. Unless otherwise determined by the Board and/or set forth in grantee’s Agreement, if the engagement of a grantee is terminated or if he ceases to serve as an officer or director of the Company or a Related Company (as the case may be) prior to the complete exercise of an Award, (a) by reason of death or disability (as determined by the Board in its absolute discretion), the Award shall remain exercisable for a period of one (1) year following such termination (but only to the extent exercisable at termination of engagement or appointment, as the case may be, and not beyond the scheduled expiration date); (b) by reason of retirement, pursuant to applicable law with the approval of the Board, the Award shall remain exercisable for a period of one hundred and eighty (180) days following such termination (but only to the extent exercisable at termination of engagement or appointment, as the case may be, and not beyond the scheduled expiration date); and (c) for any other reason other than for Cause, the Award shall remain exercisable for a period of ninety (90) days following the earlier of such termination or notice of termination (but only to the extent exercisable at the earlier of termination or notice of termination of engagement or appointment, as the case may be, and not beyond the scheduled expiration date); or (d) for Cause (as such term is defined below), as shall be determined by the Board, all Awards held by or on behalf of such grantee shall immediately expire upon the earlier of such termination or notice of termination.

For purposes hereof, the term “Cause” shall mean any of (i) a material breach by the grantee of the grantee’s obligations under any agreement with the Company or any Related Company (including breach of material confidentiality, non-competition or non-solicitation covenants) or of any material duty of the Grantee to the Company or any Related Company thereof; (ii) the commission by the grantee of an act of fraud or embezzlement against the Company or any Related Company or the willful taking of action injurious to the business or prospects of the Company or any Related Company; (iii) the conviction of the grantee of a felony; and (iv) the grantee’s involvement in an act or omission which constitutes breach of trust between the grantee and the Company or any Related Company.

The Board may determine whether any given leave of absence constitutes a termination of employment engagement or appointment, as applicable. Awards awarded under this Plan shall not be affected by any change of employment or engagement, as applicable, so long as the grantee continues to be an employee, director, officer, service provider, consultant and/or advisor of the Company or a Related Company (as the case may be).

9.6.2 With respect to Unapproved 102 Awards, if the grantee ceases to be engaged by the Company or any Related Company, the grantee shall extend to the Company and/or its Related Company a security or guarantee for the payment of tax due at the time of sale of shares, all in accordance with the provisions of Section 102 and the Rules, regulation or orders promulgated thereunder.

9.6.3 Notwithstanding the foregoing, the Board may, in its absolute discretion but subject to Section 11.1, extend the period of exercise of an Award by a grantee or grantees for such time as it shall determine either with or without conditions.

10.	ACCELERATION OF AN AWARD

10.1.	Unless so determined by the Board or set forth in the applicable Agreement, in the event of a liquidation, dissolution or winding-up of the Company, or a Significant Event, in which the surviving corporation or the controlling person or entity, as applicable, does not assume or substitute the outstanding options held by or for the benefit of any grantee and which have not yet vested, then notwithstanding anything to the contrary herein, upon the consummation of the applicable event, any unexercised portion of such outstanding Awards and any unvested Restricted Shares or RSUs shall expire.

10.2.	The Board shall determine, at its absolute discretion, whether outstanding Awards held by or for the benefit of any grantee and which have not yet vested, have been assumed or substituted and whether any acceleration shall be applicable.

10.3.

Each of the following shall be a “Significant Event”: (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, other than a transaction in which the holders of Ordinary Shares (on an as converted basis) immediately prior thereto have the same, or substantially similar, proportionate ownership of Ordinary Shares (on an as converted basis) of the surviving corporation immediately after the transaction and a transaction in which the holders of Ordinary Shares (on an as converted basis) immediately prior thereto own a majority of the voting power of the surviving corporation; or (b) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or all or substantially all of the outstanding and issued shares of the Company; or (c) any person or group other than the Company making a tender offer or exchange offer to acquire any

Ordinary Shares (or securities convertible into Ordinary Shares) for cash, securities or any other consideration, provided that: (i) (y) at least a portion of such securities sought pursuant to the offer in question is acquired; and (z) after consummation of such offer, the person in question is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Ordinary Shares; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the entire Board ceasing for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

11.	TERM OF AWARDS EXERCISE

11.1.	The term of each Award shall be for such period as the Board shall determine, but not more than 20 (twenty) years from the date of grant thereof or such shorter period as is prescribed in Section 9.6 hereof, provided, however, that in the case of Options granted subject to the terms of the US Appendix, such period shall not exceed the period specified in the US Appendix.

11.2.	A grantee who desires that the Trustee exercise an Award granted to the Trustee on his behalf shall so instruct the Trustee in writing in the form annexed hereto as Appendix B or in such other form as shall be approved by the Board from time to time. The notice shall be accompanied by payment of the full Award Exercise Price of such shares as provided in the Agreement.

11.3.	As a condition for the exercise of the Award, the grantee shall pay, or otherwise make arrangements to the Company’s satisfaction, for the payment of the tax and other obligatory payments applicable to him (including all sums payable arising out of or in connection with the Company’s obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan.

11.4.	Upon receipt of all the requisite documents, approvals and payments from the grantee, including sufficient proof of payment or other arrangement with respect to the payment of any applicable taxes in form satisfactory to the Company and the Trustee, the Trustee shall deliver a copy of the notice to the Company whereupon the Company shall allot the shares in the name of the Trustee.

11.5.	A grantee who desires to exercise an Award granted directly to the grantee (and not through the Trustee), subject to the approval of the Board, shall so notify the Company in writing in such form as shall be prescribed by the Board from time to time. As a condition for the exercise of the Award, the grantee shall pay or otherwise make arrangements, to the Company’s satisfaction, for the payment of the tax and other obligatory payments applicable to him (including all sums payable by the Company arising out of its obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan. Upon receipt of all the requisite documents, approvals and payments from the grantee, including sufficient proof of payment or other arrangement with respect to the payment of any applicable taxes in form satisfactory to the Company, the Company shall allot the shares in the name of the grantee.

11.6.	Without limiting the foregoing, the Board may, with the consent of the grantee, from time to time cancel all or any portion of any option then subject to exercise, and the Company’s obligation in respect of such Award may be discharged by: (i) payment to the grantee or to the Trustee on behalf of the grantee of an amount in cash equal to the excess, if any, of the Fair Market Value of the relevant shares at the date of such cancellation subject to the portion of the Award so canceled over the aggregate Exercise Price of such shares; (ii) the issuance or transfer to the grantee or to the Trustee on behalf of the grantee of shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess; or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion.

For purposes hereof, the “Fair Market Value” of an Ordinary Share as of a particular date shall mean: (i) if the shares are listed on any securities exchange, the average closing sales price per Share on the securities exchange (including, if applicable, The NASDAQ Stock Market) on which the Shares are principally traded over the thirty (30) trading day period preceding the subject date; (ii) if the shares are then quoted in an over-the-counter market, the average of the closing bid and asked prices for the Shares in that over-the-counter market during the thirty (30) trading day period preceding the subject date; (iii) if the shares are not then listed on a securities exchange or quoted in an over-the-counter market, such value as the Board, in its sole discretion, shall determine, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable. The Board shall maintain a written record of its method of determining such value. If the shares are listed or quoted on more than one established stock exchange or over-the-counter market, the Board shall determine the principal such exchange or market and utilize the price of the shares on that exchange or market (determined as per the method described in clauses (i) or (ii) above, as applicable) for the purpose of determining Fair Market Value.

12.	RESERVED

13.	TAXATION

13.1.	General

Subject to applicable law, the grantee shall be liable for all taxes, duties, fines and other payments which may be imposed by the tax authorities (whether in Israel or abroad) and for every obligatory payment of whatever source in respect of the Awards, the shares (including, without limitation, upon the grant of Awards, the exercise of the Awards, the sale of the shares or the registration of the shares in the grantee’s name) or dividends or any other benefit in respect thereof and/or for all charges which shall accrue to the grantee, the Company, any Related Company and/or to the Trustee in connection with the Plan, the Awards and/or the shares, or any act or omission of the grantee or the Company in connection therewith or pursuant to any determination of the applicable tax or other authorities.

13.2.	Deduction at Source

The Company (including any Related Company) and/or the Trustee shall have the right to withhold or require the grantee to pay an amount in cash or to retain or sell without notice Ordinary Shares in value sufficient to cover any tax or obligatory payment required by a governmental entity administrative authority to be withheld or otherwise deducted and paid with respect to the Awards or the shares subject thereto (including, without limitation, upon their grant, exercise or sale or the registration of the Ordinary Shares in the grantee’s name) or with respect to dividends or any other benefits in respect thereof (“Withholding Tax”), and to make payment (or to reimburse itself or himself for payment made) to the appropriate tax or other authority of an amount in cash equal to the amount of such Withholding Tax. Notwithstanding the foregoing, the grantee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company and/or the Trustee with funds sufficient to enable the Company and/or the Trustee to pay such Withholding Tax.

13.3.	Certificate of Authorization of Assessing Officer

The Company (including any Related Company) or the Trustee shall at any time be entitled to apply to the assessing officer, and in the case of a grantee abroad, to any foreign tax authority, for receipt of their certificate of authorization as to the amount of tax which the Company or any Related Company or the grantee or the Trustee is to pay to the tax authorities resulting from granting the options or allotting the shares, or regarding any other question with respect to the application of the Plan.

14.	RIGHTS AS A SHAREHOLDER; DIVIDENDS

14.1.	A grantee shall have no rights as a shareholder of the Company with respect to any shares covered by an Award until the grantee shall have exercised the Award (in the case of an option or similar Award), paid the exercise price (to the extent applicable) and become the record holder of the subject shares. In the case of Approved 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to the shares covered by such Award until the Trustee becomes the record holder for such shares for the grantee’s benefit, and the grantee shall have no rights as a shareholder of the Company with respect to the shares covered by the Award until the date of the release of such shares from the Trustee to the grantee and the transfer of record ownership of such shares to the grantee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the grantee or Trustee (as applicable) becomes the record holder of the Shares covered by an Award.

14.2.	With respect to all Awards issued in the form of shares hereunder or upon the exercise of Awards hereunder, any and all voting rights attached to such shares shall be subject to Section 8.9, and the grantee shall be entitled to receive dividends distributed with respect to such shares, subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any applicable law.

14.3.	The Company may, but shall not be obligated to, register or qualify the sale of shares under any applicable securities law or any other applicable law

15.	RIGHTS AND/OR BENEFITS ARISING OUT OF THE EMPLOYEE/ EMPLOYER OR OTHER RELATIONSHIP AND THE ABSENCE OF AN OBLIGATION TO ENGAGE

15.1.

Other than with respect to social security payments if required to be made by the Company or a Related Company as a result of its choice of the tax treatment of the options pursuant to Section 102, no income or gain which shall be credited to or which purports to be credited to the grantee as a result of the Plan, shall in any manner be taken into account in the calculation of the basis of the grantee’s entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship between the parties or any other engagement by the Company of the grantee. If, pursuant to any law, the Company or any Related Company shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the grantee, the grantee shall indemnify the Company or any Related Company, against any expense caused to it in this regard.

15.2. Nothing in the Plan shall be interpreted as obliging the Company or any Related Company to employ or otherwise engage the grantee and nothing in the Plan or any option granted pursuant thereto shall confer upon any grantee any right to continue in the employment (or other engagement or appointment, as applicable) of the Company or any Related Company or restrict the right of the Company or any Related Company to terminate such employment (or other engagement or appointment, as applicable) at any time. The grantee shall have no claim whatsoever against the Company or any Related Company as a result of the termination of his employment (or other engagement or appointment, as applicable), including, without limitation, any claim that such termination causes any Awards to expire or otherwise terminate and/or prevents the grantee from exercising the Awards and/or from receiving or retaining any shares pursuant to any agreement between him and the Company, or results in any loss due to an early imposition, or earlier than anticipated imposition, of tax or other liability pursuant to applicable law.

16.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provisions of the Plan, the Board shall take such actions, if any, as it deems appropriate for the adjustment of the number and class of shares subject to each unexercised or unvested option and in the option prices in the event of a public offering, changes in the outstanding share capital of the Company by reason of any stock dividend (bonus shares), share split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization. Upon the occurrence of any such event, the Board may make any adjustments it deems appropriate, including in the aggregate number and class of shares available under the Plan, and the Board’s determination in this regard shall be conclusive.

17.	TERM, TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted after, the twentieth (20th) anniversary of the date the Plan is adopted by the Board, or, with respect to the US Plan, the tenth (10th) anniversary of the date the Plan is adopted by the Board. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable. Notwithstanding, any amendment with respect to the maximum number of shares that may be issued under the Plan or extension of the term of the Plan shall be made solely by the Shareholders of the Company. Awards granted prior to termination of the Plan may, subject to the terms of the Plan and any Agreement, be exercised thereafter. Unless otherwise provided for herein or in the Agreement, any amendment or modification of the Plan shall be deemed included in the Plan with respect to Awards granted or shares issued hereunder from time to time, provided, that, except as otherwise provided for herein, no amendment or modification of the Plan may, without the consent of the grantee to whom any Award shall theretofore have been granted, adversely affect the rights of such grantee under such Award.

18.	EFFECTIVENESS OF THE PLAN

The Plan shall become effective as of the closing of the initial public offering of the Company subject to the approval of the ITA as prescribed by law.

19.	RELEASE OF THE TRUSTEE FROM LIABILITY AND INDEMNIFICATION

In no event shall the Trustee be liable to the Company and/or any grantee under the Plan and/or any third party (including without prejudice to the generality of the aforegoing, to the income tax authorities and any other governmental or administrative authority), or to a purchaser of shares from any grantee with respect to any act or omission which has been or will be carried out in relation to the Plan, its execution and any matter connected thereto or arising therefrom, other than willful misconduct or omission. The grantee will be required to covenant upon signing the Agreement that he/she will not, make any claim against the Trustee in any manner whatsoever and on any ground whatsoever and they expressly agree that if the Trustee are sued by such grantee, then the Trustee shall be entitled by virtue of this Section alone to apply to the court for dismissal of the action against them with costs. The Company covenants and agrees that if an action is commenced by any third party against the Trustee it shall be entitled, without any objection on the Company’s part to join the Company as a third party to any action and a judgment against them will be paid by the Company.

The Company covenants and the grantee will be required to covenant to indemnify the Trustee against any liability in relation to any claim and/or demand made against the Trustee by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan, other than willful misconduct.

20.	GOVERNING LAW AND DISPUTE RESOLUTION

The Plan and all instruments issued thereunder shall be governed by and construed in accordance with the laws of the State of Israel.

Any dispute or disagreement which shall arise in connection with the under Plan and all instruments issued thereunder or as a result of any grant of options or issuance of shares thereunder shall be determined by the Board, or any committee designated by the Board, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the Plan and all instruments issued thereunder shall be final and shall be binding and conclusive for all purposes. In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence and shall not be required to give any reasons therefore. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Subject to the foregoing, the competent courts in the Tel-Aviv district shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

Appendix A

US Appendix

VASCULAR BIOGENICS LTD.

U.S. APPENDIX TO THE

VASCULAR BIOGENICS LTD.

EMPLOYEE SHARE OWNERSHIP AND OPTION PLAN (2014)

SECTION 1. GENERAL PURPOSE OF THE APPENDIX; DEFINITIONS

In connection with the Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2014) (the “Plan”), this U.S. Appendix to the Plan (the “Appendix”) shall apply for purposes of all Awards granted under the Plan to employees, directors, and other individuals providing services to the Company or its Subsidiaries who reside in the United States or are otherwise subject to U.S. income tax law (collectively, the “U.S. Participants”). Notwithstanding anything set forth in the Plan, in connection with U.S. Participants, the provisions of this Appendix shall supersede and govern in the case of any inconsistency between the provisions of this Appendix and the provisions of the Plan. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.

The following terms shall be defined as set forth below:

“Effective Date” means the date the Appendix is effective in accordance with Section 11.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exercise Price” means the price payable by the U.S. Participant for each Ordinary Share in respect of which an Option is granted as determined in accordance with Section 4(a)(i) (subject to adjustment pursuant to Section 2(b) of this Appendix and the Plan).

“Fair Market Value” of an Ordinary Share shall have the meaning set forth in the Plan except that the Fair Market Value shall be determined based on the price of the Ordinary Shares on the subject date rather than based on the average price over the thirty (30) trading day period preceding the subject date.

“Grant Date” means the date that the Board designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Board approval.

“Incentive Stock Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means any Option to purchase Ordinary Shares granted pursuant to this Appendix.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means a relationship as a U.S. Participant.

“Subsidiary” means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock.

“Ten Percent Shareholder” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all share capital of the Company or any parent of the Company or any Subsidiary.

SECTION 2. ORDINARY SHARES ISSUABLE UNDER THE PLAN

(a) Limits under the Appendix. Subject to the maximum number of Ordinary Shares reserved and available for issuance under the Plan and applicable law, the Board shall set the maximum number of Ordinary Shares that may be issued in the form of Incentive Stock Options, subject to adjustment as provided in Section 16 of the Plan. Beginning on the date that the Company becomes subject to Section 162(m) of the Code, the Board shall set the maximum aggregate number of shares under Options granted to any one individual in any calendar year period.

(b) Changes in Ordinary Shares. In the circumstances described in Section 16 of the Plan, the Board shall make an appropriate and proportionate adjustment in (i) the maximum number of Ordinary Shares that may be issued as Incentive Stock Options under the Appendix, (ii) the number of Options that may be granted to any one individual grantee in any calendar year period, (iii) the number and kind of Ordinary Shares or other securities subject to any then outstanding Awards under the Appendix, (iii) the repurchase price, if any, per Restricted Share, and (iv) the Exercise Price for each Share subject to any then outstanding Options under the Appendix, without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of Options) as to which such Options remain exercisable.

SECTION 3. ELIGIBILITY

The individuals eligible to receive Awards under the Appendix shall be U.S. Participants designated by the Board of Directors, in its sole discretion, provided, however, that Awards shall be granted only to those individuals described in Form S-8 under the Securities Act. Incentive Stock Options shall not be granted to any individual who is not an employee of the Company or a Subsidiary, as required pursuant to Section 424 of the Code.

SECTION 4. OPTIONS

Upon the grant of an Option, the Company and the U.S. Participant shall enter into an Agreement. The terms and conditions of each such Agreement shall be determined by the Board, and such terms and conditions may differ among individual Options and U.S. Participants.

Options granted under the Appendix may be either Incentive Stock Options or Nonqualified Stock Options, as determined by the Board. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonqualified Stock Option.

(a) Terms of Options. The Board in its discretion may grant Options to U.S. Participants who meet the eligibility requirements of Section 3. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Appendix and the Plan, as the Board shall deem desirable.

(i) Exercise Price. The Exercise Price per share for the Ordinary Shares covered by an Option shall be determined by the Board at the time of grant but shall not be less than 100 percent of the Fair Market Value of such Ordinary Shares on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Shareholder, the Exercise Price per share for the Ordinary Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of such Ordinary Shares on the Grant Date.

(ii) Option Term. The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Shareholder, the term of such Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, as set out in the Agreement and as shall be determined by the Board at or after the Grant Date. The Board may at any time accelerate the exercisability of all or any portion of any Option. A U.S. Participant shall not be deemed to have acquired any Ordinary Shares unless and until an Option shall have been exercised pursuant to the terms of the Agreement, the Plan and this Appendix and the U.S. Participant’s name has been entered on the books of the Company as a shareholder.

(iv) Notice of Incentive Stock Option Disposition. The U.S. Participant must notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any Ordinary Shares issued upon exercise of an Incentive Stock Option before the later of (i) the second anniversary of the date of grant of the Incentive Stock Option or (ii) the first anniversary of the date the Ordinary Shares were issued upon the exercise of the Incentive Stock Option.

(v) Method of Exercise. Options may be exercised by a U.S. Participant in whole or in part, in the manner prescribed in Section 5 of the Plan, and pursuant to the terms set forth in the Agreement. The transfer to the U.S. Participant on the records of the Company or of the transfer agent of the Ordinary Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the U.S. Participant (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Ordinary Shares with respect to which Incentive Stock Options granted under the Appendix and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by a U.S. Participant during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Option exceeds this limit, it shall constitute a Nonqualified Stock Option.

(c) Continuous Employment. Unless otherwise provided under the Code, the Incentive Stock Option will cease to be treated as an Incentive Stock Option unless the U.S. Participant remains an employee of the Company or its Subsidiary from the date the Incentive Stock Option is granted until not more than three months before the date on which it is exercised (or such longer periods as may be permitted in the event termination is due to death or disability within the meaning of Section 22(e)(3) of the Code). A leave of absence approved by the Company may exceed three (3) months if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then for this purpose, employment will be deemed terminated upon the first day immediately following such three (3) month period, and any Incentive Stock Option held by the Optionee will cease to be treated as an Incentive Stock Option upon the expiration of three (3) months thereafter.

(d) Termination. The treatment of any Options held by a U.S. Participant whose Service Relationship terminates for any reason shall be as set out in the Plan or the Option Agreement. Notwithstanding the foregoing, in the case of Incentive Stock Options, the term disability shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.

SECTION 5. RESTRICTED SHARE AWARDS

The Board may grant Restricted Shares under the Appendix to U.S. Participants who meet the eligibility requirements of Section 3 under the Appendix, in accordance with Section 8.2 of the Plan.

SECTION 6. RESTRICTED SHARE UNITS

(a) Nature of Restricted Share Units. The Board may grant Restricted Share Units to U.S. Participants who meet the eligibility requirements of Section 3 under the Appendix, subject to the terms and conditions set forth in Section 8.3 of the Plan. Except in the case of Restricted Share

Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Share Units, to the extent vested, shall be settled in the form of Ordinary Shares. Restricted Share Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Board shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Share Units in Lieu of Compensation. The Board may, in its sole discretion, permit a U.S. Participant to elect to receive a portion of future cash compensation otherwise due to such U.S. Participant in the form of an award of Restricted Share Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Board and in accordance with Section 409A and such other rules and procedures established by the Board. Any such future cash compensation that the U.S. Participant elects to defer shall be converted to a fixed number of Restricted Share Units based on the Fair Market Value of the Ordinary Shares on the date the compensation would otherwise have been paid to the U.S. Participant if such payment had not been deferred as provided herein. The Board shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Board deems appropriate. Any Restricted Share Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Agreement.

SECTION 7. OTHER SHARE-BASED AWARDS

The Board may grant to U.S. Participants who meet the eligibility requirements of Section 3 under the Appendix any other share-based award in accordance with Section 8.4 of the Plan.

SECTION 8. TAX WITHHOLDING

(a) Payment by U.S. Participant. Each U.S. Participant shall, no later than the date as of which the value of an Award or of any Ordinary Shares or other amounts received thereunder first becomes includable in the gross income of the U.S. Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the U.S. Participant. The Company’s obligation to deliver share certificates (or evidence of book entry) to any U.S. Participant is subject to and conditioned on any such tax withholding obligations being satisfied by the U.S. Participant.

(b) Payment in Ordinary Shares. Subject to approval by the Board, a U.S. Participant may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from Ordinary Shares to be issued pursuant to any Award a number of Ordinary Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of the Ordinary Shares includible in income of the Participants.

SECTION 9. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Board from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a U.S. Participant who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the U.S. Participant’s separation from service, or (ii) the U.S. Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any U.S. Participant under the Appendix or any other person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award.

SECTION 10. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Appendix and the Board may, at any time, amend or cancel any outstanding Award granted under the Appendix for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Board may exercise its discretion to reduce the Exercise Price of outstanding Options or effect repricing through cancellation of outstanding Options and by granting such holders new Options in replacement of the cancelled Options. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Appendix amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 10 shall limit the Board’s authority to take any action permitted pursuant to Section 10 or 16 of the Plan.

SECTION 11. EFFECTIVE DATE OF APPENDIX

The Appendix shall become effective as of the date the Plan becomes effective, and shall be approved by shareholders within 12 months following its adoption by the Board in accordance with applicable law and the articles of association of the Company as amended from time to time. If the shareholders fail to approve the Appendix within 12 months after its adoption by the Board, then any Awards granted or sold under the Appendix shall be rescinded and no additional grants or sales shall thereafter be made under the Appendix. Subject to such approval by shareholders and to the requirement that no Ordinary Shares may be issued hereunder prior to such approval, Options may be granted hereunder on and after effective date of the Plan. No grants of Awards may be made hereunder after the tenth anniversary of the date the Appendix is adopted by the Board or the date the Appendix is approved by the Company’s shareholders, whichever is earlier.

DATE ADOPTED BY THE BOARD OF DIRECTORS: June 8, 2014

DATE APPROVED BY THE SHAREHOLDERS: June 18, 2014

Appendix B

to Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2014)

(Section 11.2)

NOTICE OF EXERCISE

Date:

Dear Sirs,

Re: Notice of Exercise

I hereby wish to inform you that it is my desire that of the Award which was granted to you on                      to acquire                      (                    ) Ordinary Shares of Vascular Biogenics Ltd. (the “Company”) on my behalf, you exercise and acquire on my behalf                      (                    ) of the Ordinary Shares subject to the said Award at a price of NIS          per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS                      (NIS             ), as payment for the abovementioned shares.

I am aware that all the shares shall be allotted to you, registered in your name and that you shall hold all share certificates representing such shares.

Likewise, I am aware of and agree to all other provisions of the Plan and applicable law.

Yours sincerely,

Signature

Name

102 CAPITAL GAINS OPTION AGREEMENT

THIS 102 CAPITAL GAINS OPTION AGREEMENT (this “Agreement”) is made and entered into as of                      by and between Vascular Biogenics Ltd., a company registered under the laws of the State of Israel (the “Company”) and [                ] (the “Grantee”) (the Company and the Grantee shall sometimes be referred to, each as a “Party” and collectively, as the “Parties”).

WHEREAS:	The Grantee is an employee of the Company and/or a Related Company; and

WHEREAS:	The Company desires to grant the Grantee options to purchase shares in the Company and the Grantee is interested in receiving the aforesaid options, all in accordance with and subject to the Company’s Share Ownership and Option Plan (2014), as shall be amended from time to time, and the annexes thereto (the “Plan”) and the provisions of this Agreement, and their intention is that the provisions of the Ordinance, Section 102 and the Rules shall apply to the options granted and shares issued; and

WHEREAS:	The Grantee has read Section 102, the Rules and the Plan, wishes to be bound by them and desires that they apply to the options and shares which shall be granted to him/her hereunder;

NOW, THEREFORE, it is agreed as follows:

1.	Application of the Provisions of the Plan and the Ordinance

1.1.	The Grantee hereby confirms that he/she has carefully read the Plan and that he/she acknowledges and agrees to all of the provisions, conditions, limitations, authorizations, declarations and commitments included therein, except and to the extent otherwise expressly provided herein.

1.2.	All of the provisions, conditions, limitations and declarations included and specified in the Plan are hereby incorporated herein by reference and constitute an integral part of this Agreement and of the Grantee’s undertakings and obligations hereunder. Except and to the extent otherwise expressly provided herein, nothing in this Agreement or in the provisions hereof shall derogate from anything contained in the Plan.

1.3.	The Grantee acknowledges, agrees and confirms that the Plan may be amended from time to time as provided for therein. The Grantee understands that any amendment to the Plan or any document connected to the Plan, shall bind him/her as if he/she was a party thereto, provided, that, except as otherwise provided for herein or in the Plan, no amendment or modification of the Plan may, without the consent of the Grantee, adversely affect the rights of the Grantee hereunder.

1.4.	The Grantee declares, covenants and agrees that the Ordinance, Section 102 and the Rules, as the same shall be amended from time to time, including the trust agreement between the Company and the Trustee (the conditions whereof are accepted by the Grantee and upon signing this Agreement he/she approves them as an integral part of this Agreement) and the notice to the Tax Assessing Officer about the allotment, are fully binding on the Grantee and, notwithstanding the provisions of Section 1.3 above, shall prevail in case of contradiction over any other provision in this Agreement or in the Plan.

1.5.	A copy of the Plan is attached hereto as Exhibit A and constitutes an integral part hereof.

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2.	Grant of Option; Vesting; Exercise

2.1.	Subject to this Agreement and the Plan, the Company shall grant to the Trustee on behalf of the Grantee, a CGO Approved 102 Option (the “Option”) to purchase Ordinary Shares of the Company, par value NIS 0.01 each (“Shares”), at an exercise price equal to US$ , at the time and in the manner hereinafter provided.

2.2.	The term of the Option shall be twenty (20) years from the date hereof or such shorter period as is prescribed herein or in the Plan (the “Term”).

2.3.	The Option may be exercised during the Term, in whole or in part, by the Trustee in favor of the Grantee, pursuant to the Grantee’s instructions.

The Option shall vest over a period of four (4) years, in sixteen (16) quarterly installments over a period of four (4) years as of                      until                     .

The consideration shall be paid on the date of the exercise of the Option. The Option shall be exercisable by the Trustee on behalf of the Grantee in progressive stages on the exercise dates as aforesaid, provided, that the Grantee shall have been continuously employed by the Company and/or a Related Company, from the date hereof until each such date of exercise.

2.4.	In the event that the Grantee’s employment with the Company is terminated, then the provisions of Section 9.6 of the Plan shall apply.

2.5.	A Grantee who desires that the Trustee exercise the Option granted to the Trustee on his behalf shall so instruct the Trustee in writing in the form attached hereto as Exhibit B or in such other form as shall be approved by the Board from time to time. The notice shall be accompanied by payment of the full Option Exercise Price.

3.	Non Assignability; Restriction Period

3.1.	All of the Grantee’s rights hereunder, including without limitation, the Grantee’s rights to (a) receive and exercise the Option; (b) receive all or part of the Shares; (c) require that the same shall be registered in his/her name; (d) request that the Trustee sell all or part of the Shares on his/her behalf, are personal and except insofar as is specified in this Agreement and/or in the Plan, and, where applicable, subject to Section 102 and the Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance or as otherwise determined by the Board, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the Grantee the Option may only be exercised by the designated Grantee or, if granted to the Trustee, by the Trustee on behalf of the designated Grantee.

3.2.	Without derogating from the aforesaid, the Shares shall be transferable only in accordance with the Articles of Association of the Company, as amended from time to time.

3.3.

Without derogating from any provision contained herein, the Grantee declares and agrees that he/she is restricted from making any disposition of the Option or the Shares for a period of at least twenty-four (24) months from the end of the tax year in which the Options are allocated to the Trustee or a shorter period as approved by the tax

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authorities. The Grantee acknowledges and understands that the meaning of the above restriction for purposes of the tax authorities is that if the Grantee voluntarily sells (in accordance with the meaning of Section 102 and the Rules) the Option or the Shares before the end of the Restriction Period, the Option or the Shares shall be subject to tax as ordinary income as per Sections 2(1) and 2(2) of the Ordinance and the other provisions of Section 102 and the Rules. Furthermore, all rights related to the Option or the Shares will be held by the Trustee until the end of the Restriction Period, including, without limitation, bonus shares, and will be subject to the provisions of Section 102 and the Rules.

3.4.	Notwithstanding the above, if any such sale or transfer occurs during the Restriction Period, the sanctions under Section 102 and under the Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by the Grantee.

4.	Grantee Representations, Warranties and Covenants

Without derogating in any manner from the provisions of the Plan or this Agreement, the Grantee hereby represents, warrants, agrees and undertakes as follows:

4.1.	The Shares, if and when purchased, are purchased for the Grantee’s own account for investment purposes only and not with a view for resale or transfer, and all the rights pertaining to the Shares, by law or equity, shall be purchased and possessed by the Grantee (through the Trustee or otherwise) for the Grantee exclusively.

4.2.	The Grantee acknowledges that the Company’s shares are not publicly traded and understands that the Company bears no responsibility and has made no commitment to register its shares, or the Options or Shares, for trading or to offer its shares to the public in any manner.

4.3.	The Grantee acknowledges that the grant of the Option, the exercise thereof, the issuance of the Shares, the execution of this Agreement and the Grantee’s participation in the Plan shall have tax consequences to the Grantee, and that the Company is not able to ensure or represent to the Grantee the nature and extent of such tax consequences.

4.4.	The Grantee acknowledges that nothing in this Agreement and/or in the Plan shall be interpreted as a commitment and/or an agreement by the Company and/or any Related Company to employ the Grantee, whether for a certain period or otherwise. The Grantee shall have no claim whatsoever against the Company and/or any Related Company (including, without limitation, any of its or their officers, directors or shareholders) with respect to the termination of his/her employment, even if such termination causes the Option or any other options, in whole or in part, to expire and/or prevents him/her from exercising the Option in whole or in part and/or from receiving or retaining the Shares, or results in any loss due to any imposition of tax liability (including any early imposition) pursuant to applicable law.

4.5.	The Grantee acknowledges and agrees that no income or gain which the Grantee may be credited with or which purports to be credited to the Grantee as a result of the grant of the Option, the issue of the Shares, the transfer into the Grantee’s name thereof or the sale thereof, if any, shall in any manner be taken into account in the calculation of the basis for the Grantee’s entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship, including without limitation, social security, manager’s insurance, educational fund, pension funds, severance pay, holiday pay, etc.

In the event that the Company and/or any Related Company shall be required, pursuant to any law, to take into account for purposes of calculating any such benefits, any of the

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aforesaid elements of income or gain actually or theoretically credited to the Grantee, the Grantee shall promptly indemnify the Company and/or any Related Company against any liability or expense caused to it in this regard, and any such amount shall be deemed a debt of the Grantee to the Company and/or any Related Company, which may be deducted or set off from any amounts payable to the Grantee, subject to applicable law.

4.6.	The Grantee acknowledges that he/she is aware of, and clearly understands: (a) the rights and limitations attached to the Shares as set forth in the Company’s Articles of Association, the Plan and this Agreement; (b) the limitations on transferability thereof set forth in the Articles of Association, the Plan and this Agreement; (c) that the Company’s Articles of Association may be amended from time to time as permitted by law; and (d) that the provisions of the Articles of Association of the Company which shall apply to the Shares shall be the provisions which shall be in effect from time to time; and that, as a result, inter alia, of these limitations, it may be difficult or impossible for the Grantee to realize his/her investment and/or to sell or otherwise transfer the Shares.

4.7.	The Grantee shall have none of the rights of a shareholder of the Company, for as long as the Option has not been exercised and, once exercised, for as long as the Shares have not been transferred and registered in the Grantee’s name in the Company’s register of shareholders pursuant to the provisions of the Plan.

4.8.	The shares issued with respect to the Option granted hereunder will be held by the Trustee and registered in its name until the consummation of an IPO, after which time the Grantee may request their registration in his/her name and transfer to him/her, subject to the provisions of the Ordinance, Section 102, the Rules and the Plan, all as shall be in effect from time to time.

4.9.	[Reserved]

4.10.	The Grantee has full knowledge of the Company and its activities, and is aware that the Company operates in a sophisticated, high tech and high risk sector, and that the market thereof is restricted and highly competitive, and that the exercise of the Option constitutes an economic risk. The Grantee undertakes that he/she shall not have any claim against the Company and/or any Related Company or any of its or their officers, directors, Grantees, shareholders or advisors if the Grantee’s investment in the Shares shall fail or for the payment of any tax due or for any other reason.

5.	Taxes; Indemnification of the Company and the Trustee

5.1.	Without derogating from the provisions of the Plan, the Grantee hereby covenants, whether or not the provisions of the Ordinance, Section 102 or the Rules shall apply, to bear all tax obligations, duties, levies, fines and other payments which may be imposed by the tax authorities (whether in Israel or abroad) and any other obligation or expense from whatever source, including but not limited to, every obligatory payment of whatever source in respect of or arising out of the Plan (including granting of the Option, exercise of the Option, issue of the Shares, transfer of the Shares into the Grantee’s name and the sale thereof by the Grantee and/or by the Trustee) or dividends or any other benefit in respect thereof, and/or all other charges which may accrue to the Grantee, the Company, any Related Company and/or the Trustee in connection with the Plan, the Options and/or the Shares, or any act or omission of the Grantee or the Company or a Related Company in connection therewith or pursuant to any determination of the applicable tax or other authorities.

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Without derogating from the generality of the aforesaid and subject to applicable law, the Grantee’s obligations in this regard shall include income tax, stamp tax, employer’s tax, capital gains tax, social security insurance and any other tax, levy or payment which the Grantee or the Company and/or any Related Company is or shall be obliged to pay in connection with the Option and/or the Shares (including deductions at source which the Company is obliged to make for tax imposed upon the Grantee) and the Grantee shall indemnify the Company and/or any Related Company and/or the Trustee for every charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Grantee, including, without limitation, dividends, consideration for the sale of shares or from any other source, at the Company and/or Related Company’s sole and absolute discretion, subject to applicable law.

5.2.	Without derogating from the above, the Grantee hereby covenants to pay the Company and/or the Trustee promptly upon their first request, any sum for which they are responsible (or, in the Board’s opinion, they might be responsible for), and which is payable by the Grantee as set forth in Section 5.1 hereof to the income tax authorities and/or any other governmental or administrative authority, whether in Israel or abroad (including for deduction of tax at source) pursuant to the Plan and/or in respect of the Grantee’s participation in the Plan, whether the Company and/or the Trustee’s responsibility as aforesaid shall arise directly or in respect of any responsibility of the Grantee for such payment. The Grantee covenants to promptly indemnify the Company and/or any Related Company and/or the Trustee for any charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Grantee.

5.3.	Furthermore, the Grantee acknowledges that the Grantee shall not have, and the Grantee hereby waives, any complaint and/or cause of action the same has or shall have in the future against the Trustee and/or against the Company in any way connected to any taxation resulting from the grant of the Option, the exercise thereof, the transfer of Shares into the Grantee’s name, the sale of Shares by the Grantee and/or by the Trustee and/or any other matter which is in any manner whatsoever connected to the Option, the Shares and/or the participation of the Grantee in the Plan.

5.4.	In no event shall the Trustee be liable to the Company and/or the Grantee and/or to any third party (including, without derogating from the generality of the aforesaid, the income tax authorities and any other governmental or administrative authority, whether in Israel or abroad) or a purchaser of Shares from the Grantee (or the Trustee), with respect to any act which has been or which shall be carried out in relation to the Plan and any matter connected thereto or arising therefrom. The Company and/or any Related Company and the Grantee covenant, upon signing this Agreement, that they will not make, and they each hereby waive, any and all claims against the Trustee as aforesaid and each of the Company, Related Company and the Grantee expressly agree that if either shall make any claim against the Trustee the same shall then be entitled on the grounds of this section alone to apply to the competent court for dismissal of the action against them, with costs. The Company covenants and agrees that if a claim is brought by any third party against the Trustee the same will be entitled without objection by the Company, to join the Company as a third party to any such action and any judgment against them shall be paid by the Company.

The Company and the Grantee hereby covenant to indemnify the Trustee against any liability in relation to any claim and/or demand made against the Trustee by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan.

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The provisions of this section and the other provisions of this Agreement and the Plan which grant any right, power, immunity or any authority to the Trustee and/or the Proxy shall operate in favor of the Trustee and the Proxy and they shall be entitled to act pursuant to and enforce such provisions, and the Company and the Grantee shall be liable to the Trustee as if he/she was parties to this Agreement.

6.	Miscellaneous

6.1.	Preamble; Interpretation. The preamble to this Agreement is the basis and constitutes an integral part thereof. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. Unless the context otherwise requires, capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Plan.

6.2.	Entire Agreement; Amendment. The Grantee declares and agrees that this Agreement including all schedules, exhibits attached thereto, and the Plan, prevail over any previous agreement, arrangement and/or understanding, whether written or oral, between the Grantee and the Company and/or any Related Company, or the officers and/or directors and/or the shareholders thereof with respect to the subject matters hereof and thereof and that any agreement, arrangement and/or understanding as aforesaid are null and void and of no further force or effect. Subject to the provisions of this Agreement and the Plan, no modification or amendment of this Agreement will be valid unless executed by the Company and the Grantee.

6.3.	Disputes; Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and, subject to the provisions below, the competent courts in the Tel-Aviv district shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

As a condition of the granting of the Option, the Grantee and the Grantee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes. In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence or substantive law and shall not be required to give any reasons therefore.

6.4.	Notices and/or Instructions. Every notice and/or instruction required or permitted to be given pursuant to this Agreement shall be given in writing and shall be deemed to have been delivered (i) on the date of its delivery to the addressee by hand, (ii) three (3) days after having been sent by registered mail or (iii) one (1) day after having been sent by facsimile or email. The parties’ addresses for the purpose of this Section shall be as communicated by each Party to the other by written notice in advance.

A stamp or a receipt on behalf of the postal service which evidences the time of delivery of the notice or a confirmation of transmission shall constitute conclusive evidence as to the date of delivery and no party shall claim that a notice delivered as aforesaid has not been received by such party.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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[Signature Page to Vascular Biogenics Ltd. Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date written hereinabove.

VASCULAR BIOGENICS LTD.

By:

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Exhibit A

The Plan

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Exhibit B

NOTICE OF EXERCISE

Date:

The Trustee under the Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2014) (the “Plan”)

Dear Sirs,

Re: Notice of Exercise

I hereby wish to inform you that it is my desire that of the Option which was granted to you on                      to acquire                      (                    ) Ordinary Shares of Vascular Biogenics Ltd. (the “Company”) on my behalf, you exercise and acquire on my behalf                      (                    ) of the Ordinary Shares subject to the said Option at a price of NIS          per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS                      (NIS             ), as payment for the abovementioned shares.

I am aware that all the shares shall be allotted to you, registered in your name and that you shall hold all share certificates representing such shares.

Likewise, I am aware of and agree to all other provisions of the Plan and applicable law.

Yours sincerely,

Signature

Name

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